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                                 RIDER TO LEASE
                        LANDLORD: BEACON PROPERTIES, L.P.
                  TENANT: SECURITY DYNAMICS TECHNOLOGIES, INC.


         The attached and foregoing Lease is hereby amended and supplemented as follows.

1.       TENANT'S TERMINATION RIGHT

         A. Notwithstanding anything to the contrary in the Lease contained, on the conditions (which conditions Landlord may waive by written notice to Tenant at any time) that Tenant is not in default, beyond the expiration of any applicable grace periods, of its covenants or obligations under the Lease, both as of the time that Tenant gives Tenant's Termination Notice (defined below) and as of the Effective Termination Date (as defined below), Tenant shall have the right to terminate the term of this Lease of the premises (the "Original Premises") initially demised Tenant effective as of the fifth anniversary of the Rent Commencement Date (the "Effective Termination Date") by giving Landlord written notice ("Tenant's Termination Notice") of its election to do so on or before the fourth anniversary of the Term Commencement Date, and by payment to Landlord concurrently with Tenant's Termination Notice of the applicable Termination Payment (as defined below). In the event that Tenant exercises the herein termination option, the Yearly Rent, Operating Expense Excess, Tax Excess and other charges due under the Lease shall be apportioned as of the Effective Termination Date, and the term of the Lease in respect of the Original Premises shall terminate as of the Effective Termination Date. If Tenant fails timely to give Tenant's Termination Notice or timely to pay the Termination Payment, Tenant shall have no right to terminate the Lease pursuant to this Paragraph 1, time being of the essence of this Paragraph 1.

         B. For the purposes hereof, the Termination Payment shall mean the aggregate of the Fixed Rent Amount, plus the Rent Differential Amount, plus Landlord's Unamortized Transaction Costs (as each is defined below):

         (1) The "Fixed Rent Amount" shall mean Five Hundred Fifty-Eight Thousand One Hundred Ninety-Five and 00/100 ($558,195.00) Dollars.

         (2) The "Rent Differential Amount" shall mean Three Hundred Sixteen Thousand Three Hundred Ten and 50/100 Dollars ($316,310.50).

         (3) "Landlord's Unamortized Transaction Costs" shall mean the aggregate amount of principal and interest that remains unamortized as of the Effective Termination Date if Landlord's Transaction Costs are amortized on a direct reduction basis in equal monthly installments of principal and interest over the ten (10) year term of this Lease at an annual rate of


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                  interest of eleven percent (11%) per annum. For the purposes of this Subparagraph (3) "Landlord's Transaction Costs" shall mean the aggregate of all costs and expenses incurred by Landlord in connection with the negotiation, execution and implementation of this Lease, including, without limitation, the following: legal, brokerage, design and engineering and other professional fees; and Landlord's Architectural Contribution.

         C. Notwithstanding anything to the contrary contained herein, in the event that on or before the fourth anniversary of the Term Commencement Date, Tenant exercises its right to lease the Expansion Area pursuant to Paragraph 4 below, or any RFO Premises pursuant to Paragraph 5 below, or if Landlord offers in writing to make available for lease to Tenant space in comparable buildings on Crosby Drive owned by Landlord (it being understood that Landlord shall have no obligation to do so) and such Expansion Area and/or any RFO Premises and/or such other space consists of at least 50,000 square feet of Total Rentable Area in the aggregate and shall be available for lease to Tenant on or before the fifth anniversary of the Term Commencement Date, then Tenant shall have no right under this Paragraph 1 to terminate this Lease.

2.       LEASE EXTENSION OPTIONS

         A.       TENANT'S OPTION TO EXTEND THE TERM OF LEASE.

         On the conditions, which conditions Landlord may waive, at its election, by written notice to Tenant at any time, that: (i) Tenant is not in default, beyond the expiration of any applicable grace periods, of its covenants and obligations under the Lease, and (ii) both as of the time of option exercise and as of the commencement of the hereinafter described additional term, Security Dynamics Technologies, Inc., a Permitted Tenant Successor, and/or an Affiliate of Tenant are occupying at least seventy percent (70%) of the premises then demised to Tenant, in the aggregate (i.e., including all portions of the premises then being subleased by Tenant), Tenant shall have the option to extend the term of this Lease in respect of all premises then demised to Tenant under this Lease for one (1) additional five (5) year term (the "Extension Term") which Extension Term shall commence as of the expiration of the initial term of this Lease. Notwithstanding the foregoing, if Tenant would otherwise be deemed to have failed to satisfy the condition set forth in clause (ii) above as the result of any sublease(s), Tenant shall nevertheless be deemed to have satisfied such condition so long as the term (including any extension or renewal options) of each such sublease(s) will expire no later than one (1) year after the commencement of such additional term. Tenant may exercise such option to extend by giving Landlord written notice on or before the date twelve (12) months prior to the expiration date of the initial term of this Lease. Upon the timely giving of such notice, the term of this Lease shall be deemed extended upon all of the terms and conditions of this Lease, except that Landlord shall have no obligation to construct or renovate the Premises and that the Yearly Rent, Operating Cost Base, and Tax Base during such additional term shall be as hereinafter set forth. If Tenant fails to



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give timely notice, as aforesaid, Tenant shall have no further right to extend the term of this Lease, Time being of the essence of this Paragraph 2. If Tenant has exercised its early termination right pursuant to Paragraph 1 of this Rider, Tenant shall have no right to extend the term of the Lease in respect of such premises pursuant to this Paragraph 2.

                  B.       YEARLY RENT

         The Yearly Rent during the additional term shall be based upon the greater of the following: (i) ninety-five percent (95%) of the Fair Market Rental Value, as defined in Paragraph 3 of this Rider, as of the commencement of the additional term, of the premises then demised to Tenant, (ii) the sum of Yearly Rent, Operating Expense Excess and Tax Excess payable by Tenant in respect of the twelve-(12)- month period immediately preceding the commencement of the additional term; provided, however, that in no event shall the sum of Yearly Rent, Operating Expense Excess and Tax Excess payable by Tenant for any twelve (12) month-period during the additional term be more than the Fair Market Rental Value, as of the commencement of the additional term, of the premises then demised to Tenant.

         C.       NO FURTHER EXTENSION OPTIONS.

                  Tenant shall have no further option to extend the term of the Lease other than the one (1) additional five (5) year term herein provided.

         D. Notwithstanding the fact that upon Tenant's exercise of the herein option to extend the term of the Lease such extension shall be self-executing, as aforesaid, the parties shall promptly execute a lease amendment reflecting such additional term after Tenant exercises the herein option, except that the Yearly Rent payable in respect of such additional term, the Operating Cost Base during such additional term, and the Tax Base during such additional term, may not be set forth in said amendment. Subsequently, after such Yearly Rent, Operating Cost Base, and Tax Base are determined, the parties shall execute a written agreement confirming the same. The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant's exercise of its rights under this Paragraph 2, unless otherwise specifically provided in such lease amendment.

3.       DEFINITION OF FAIR MARKET RENTAL VALUE

                  For the purpose of this Rider:

         A.       DEFINITION.

         "Fair Market Rental Value" shall be computed as of the date in question at the then current annual rental charge (i.e., the sum of Yearly Rent plus escalation and other charges), including provisions for subsequent increases and other adjustments for leases


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or agreements to lease then currently being negotiated or executed for comparable space located elsewhere in first-class suburban office research and development buildings in the greater Burlington, Bedford and Lexington submarket, including the Park. In determining Fair Market Rental Value, the following factors, among others, shall be taken into account and given effect: size, location of premises, lease term, condition of building, and services provided by the Landlord.

         B.       ESCALATION BASES.

         Notwithstanding anything to the contrary herein contained, the parties hereby agree that upon the determination of any Fair Market Rental Value, Landlord shall have the right, exercisable by written notice to Tenant on or before the time that Landlord gives Tenant its initial designation of Fair Market Rental Value:

                  (1) to change Operating Cost Base as stated on Exhibit 1 from the amount stated on Exhibit 1 to an amount equal to the actual amount of Operating Costs for the immediately preceding Operating Year, and

                  (2) to change the Tax Base as stated on Exhibit 1 from the amount stated on Exhibit 1 to an amount equal to the actual amount of Taxes for the immediately preceding fiscal/tax year for which landlord has actual data.

                  If Landlord shall exercise such right, the amount of Yearly Rent payable hereunder shall be commensurately adjusted to reflect such change on Operating Cost Base and in Tax Base.

         C.       DISPUTE AS TO FAIR MARKET RENTAL VALUE

                  Landlord shall initially designate Fair Market Rental Value and Landlord shall furnish data in support of such designation. If Tenant disagrees with Landlord's designation of a Fair Market Rental Value, Tenant shall have the right, by written notice given within thirty (30) days after Tenant has been notified of Landlord's designation, to submit such Fair Market Rental Value to arbitration. Fair Market Rental Value shall be submitted to arbitration as follows: Fair Market Rental Value shall be determined by impartial arbitrators, one to be chosen by the Landlord, one to be chosen by Tenant, and a third to be selected, if necessary, as below provided. The unanimous written decision of the two first chosen, without selection and participation of a third arbitrator, or otherwise, the written decision of a majority of three arbitrators chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen arbitrator with ten (10) days following the call for arbitration and, unless such two arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, they shall so notify the President of the



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Boston Bar Association (or such organization as may succeed to said Boston Bar
Association) and request him to select an impartial third arbitrator, who shall be an office building owner, a real estate counselor or a broker dealing with the like types of properties, to determine Fair Market Rental Value as herein defined. Such third arbitrator and the first two chosen shall, subject to commercial arbitration rules of the American Arbitration Association, hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof. Landlord and Tenant shall bear the expense of the third arbitrator (if any) equally. The fifth (5th) grammatical sentence of Article 29.5 of the Lease is hereby incorporated by reference in this Subparagraph C. If the dispute between the parties as to a Fair Market Rental Value has not been resolved before the commencement of Tenant's obligation to pay rent based upon such Fair Market Rental Value, then Tenant shall pay Yearly Rent and other charges under the Lease in respect of the premises in question based upon the Fair Market Rental Value designated by Landlord until either the agreement of the parties as to the Fair Market Rental Value, or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of rent and other charges to Landlord, or Landlord shall refund any overpayment of rent and other charges to Tenant.

4.       EXPANSION AREA IN DEC LAND

         A. In the event that, on or before the expiration of the first thirty (30) months after the Rent Commencement Date (the "Offer Period"), Landlord acquires the parcels of land (the "DEC Land") adjacent to the Park, as more particularly described in Exhibit 9 attached hereto and incorporated by reference as a part hereof, then the following provisions shall apply. On the conditions (collectively, "Exercise Conditions") (which Exercise Conditions Landlord may waive, at its election, by written notice to Tenant at any time) that: (i) Tenant is not in default, beyond the expiration of any applicable grace periods of its covenants or obligations under the Lease, both as of the time of option exercise and as of the expiration of the Offer Period, and (ii) only Security Dynamics Technologies, Inc., a Permitted Tenant Successor, and/or an Affiliate of Tenant are occupying at least seventy percent (70%) of the premises then demised to Tenant in the aggregate, and (iii) Tenant has not given Landlord a Termination Notice under Paragraph 1 above, then during the Offer Period Landlord will notify Tenant that it has acquired the DEC Land promptly after the date of acquisition of the DEC Land.

         Upon written request ("Tenant's Request") from Tenant within the Offer Period and subject to the Exercise Conditions, Landlord will negotiate with Tenant in good faith to attempt to reach mutually acceptable terms under a written agreement (the "DEC Land Agreement") pursuant to which Landlord will lease and demise to Tenant, and Tenant shall hire and take from Landlord, an agreed upon portion of the DEC Land for the development and construction thereon of a building containing at least 75,000 square feet of Total Rentable Area and related improvements. The parties estimate that, subject to delays in the permitting process, Tenant's delays, and other causes beyond Landlord's



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reasonable control, six (6) months is a reasonable period of time to prepare plans for a building on the DEC Land and twelve (12) months is a reasonable period of time to construct a building on the DEC Land.

         B. Notwithstanding the foregoing, if prior to receipt by Landlord of Tenant's Requests Landlord decides to construct any building and at such time there shall be at least one (1) other site on the DEC Land which is available to Landlord to develop and improve which can accommodate a building (the "Alternate Building") of at least 75,000 square feet of Total Rentable Area, then Tenant's right under this Paragraph 4 may, at Landlord's election, apply to the Alternate Building in lieu of any other building on the DEC Land. In the event the parties reach agreement as aforesaid, the parties hereby agree promptly to execute the DEC Land Agreement reflecting the demise of the agreed upon area upon the agreed upon terms. If Tenant elects to lease the Alternate Building pursuant to this Paragraph 4, then in no event shall Tenant be required to pay any rent for the Alternate Building earlier than the expiration of thirty-six (36) months after the Rent Commencement Date.

         C. In the event that for any reason the parties shall not have executed the DEC Land Agreement prior to the expiration of the Offer Period and so long as Landlord has sent to Tenant the notice required under Paragraph 4.A and has negotiated with Tenant in good faith after receipt of Tenant's Request as required under Paragraph 4.B, then Tenant shall have no further right to lease all or any portion of the DEC Land pursuant to this Paragraph 4.

5. TENANT'S RIGHT OF FIRST OFFER TO LEASE OTHER PREMISES IN THE PARK AND WITHIN ONE MILE OF THE PARK

         On the conditions (which conditions Landlord may waive, at its by written notice to Tenant at any time) that (1) Tenant is not in default, beyond the expiration of any applicable grace periods, of its covenants or obligations under the Lease, (2) only Security Dynamics Technologies, Inc., a Permitted Tenant Successor, and/or Affiliates of Tenant (both as defined in
Article 16 of the Lease) are occupying the entirety of the premises then demised to Tenant, and (3) Tenant has not given Landlord a Termination Notice under Paragraph 1 above, both at the time that Landlord is required to give Landlord's Notice, as hereinafter defined, and as of the Term Commencement Date in respect of the RFO Premises, Tenant shall have the following right to lease the RFO Premises, as hereinafter defined, when the RFO Premises become available for lease to Tenant, as hereinafter defined.

         A.       DEFINITION OF RFO PREMISES

         The parties acknowledge that each of Buildings 2, 3, 4 and 5 in the Park is presently leased, and that the parties intend to give Tenant the right to lease all or any portion of Buildings 2, 3, 4 and 5 after the tenant(s) of each Building vacate such


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Building, subject and subordinate, in all respects, to the rights of other existing tenants in the Park, as set forth on Exhibit 12 attached hereto and incorporated by reference as a part hereof, and to the right of Landlord to renew any existing leases, and before Landlord offers any such premises for lease to other tenants in the Park which do not presently have rights in such premises, set forth on Exhibit 12 and to the general market place. Therefore, "RFO Premises" shall be defined as any separately demised area in Building 2, 3, 4 or 5 or on any other land and improvements thereon owned by Landlord and located within a one (1) mile radius of the Park (the "Other Property") when such area becomes available for lease to Tenant, as hereinafter defined, during the initial term of this Lease. For the purposes of this Paragraph 5, an RFO Premises shall be deemed to be "available for lease to Tenant" if, during the then current term of this Lease, Landlord, in its bona fide business judgment, determines that such area will become available for leasing to Tenant (i.e. when Landlord determines that the then initial tenant of such RFO Premises will vacate such RFO Premises, and when Landlord intends to offer such area for lease to anyone other than a tenant in the Park which does not presently (i.e., as of the Execution Date) have rights in such area) or, with respect to premises in the Other Property, when Landlord intends to offer such area for lease to anyone other than a tenant who then occupies any portion of the Other Property. In no event shall Tenant have any rights under this Paragraph 5 on or after the earlier of (x) the date that Tenant gives Landlord a notice exercising Tenant's Termination Right pursuant to Paragraph 1 of this Rider, or (y) the date twelve
(12) months prior to the expiration of the then current term of the Lease (i.e. Landlord shall have no obligation to give Landlord's Notice, as hereinafter defined, to Tenant on or after the earlier of (x) the date twelve (12) months prior to the expiration of the then current term of the Lease or (y) the date that Tenant gives Landlord a notice exercising Tenant's Termination Right pursuant to Paragraph 1 of this Rider).

         B.       EXERCISE OF RIGHT TO LEASE RFO PREMISES

         Landlord shall give Tenant written notice ("Landlord's Notice") at the time that Landlord determines, as aforesaid, that an RFO Premises will become available for lease to Tenant. Landlord's Notice shall set forth the exact location of the RFO Premises, Landlord's designation of the Fair Market Rental Value (as defined in Paragraph 3 of this Rider) applicable to the RFO Premises and the Specified Commencement Date in respect of the RFO Premises. Tenant shall have the right, exercisable upon written notice ("Tenant's Exercise Notice") given to Landlord within twenty (20) days after the receipt of Landlord's Notice, to lease the RFO Premises. If Tenant fails timely to give Tenant's Exercise Notice, Tenant shall have no further right to lease such RFO Premises pursuant to this Paragraph 3, provided however, that Tenant shall have the right from time to time thereafter throughout the term of the Lease until Tenant's right to lease the RFO Premises has lapsed, to lease the same RFO Premises when it again becomes available for lease to Tenant, and any other subsequently available RFO Premises. Upon the timely giving of such notice, Landlord shall lease and demise to Tenant and Tenant shall hire and take from Landlord, such RFO Premises, upon all of the same terms and conditions of the Lease except as hereinafter set forth.



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

         C.       LEASE PROVISIONS APPLYING TO RFO PREMISES

                  The leasing to Tenant of any RFO Premises shall be upon all of the same terms and conditions of the Lease (including, without limitation, the expiration date of the term of this Lease), except as follows:

                  (1)      TERM COMMENCEMENT DATE

                  The Term Commencement Date in respect of the RFO Premises shall be the later of: (x) the Specified Commencement Date in respect of such RFO Premises as set forth in Landlord's Notice, or (y) the date that Landlord delivers such RFO Premises to Tenant.

                  (2)      YEARLY RENT

                  The Yearly Rent rental rate in respect of such RFO Premises shall be based upon the Fair Market Rental Value, as defined in Paragraph 3 of this Rider, of such RFO Premises as of the Term Commencement Date in respect of such RFO Premises. The Rent Commencement Date in respect of such RFO Premises shall be the Term Commencement Date in respect of such RFO Premises.

                  (3)      ESCALATION

                  The Operating Cost Base for any RFO Premises shall be equal to the actual amount of Operating Costs for the applicable Building for the calendar year immediately preceding the Term Commencement Date in respect of such RFO Premises. Tenant's Operating Cost Percentage for any RFO Premises shall be based upon the ratio of the Total Rentable Area of such RFO Premises to the Total Rentable Area of the applicable Building. The Tax Base for the applicable Building shall be the actual amount of Taxes on the Park for the fiscal/tax year immediately preceding the Term Commencement Date in respect of such RFO Premises, and Tenant's Tax Percentage in respect of such RFO Premises shall be based upon the ratio of the Total Rentable Area of such RFO Premises to the Total Rentable Area of the Park.

                  (4)      DEFINITION OF BUILDING

                  The term "Building" with respect to any RFO Premises shall mean the Building in which such RFO Premises are located.

                  (5)      CONDITION OF RFO PREMISES

                  Tenant shall take such RFO Premises "as-is" in its then (i.e. as of the date of premises delivery) state of construction, finish, and decoration, without any obligation



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on the part of Landlord to construct or prepare any RFO Premises for Tenant's occupancy, and Landlord shall have no obligation to provide any funds or Landlord Contribution to Tenant on account of the RFO Premises, unless otherwise agreed to by the parties in the determination of the Fair Market Rental Value applicable to such RFO Premises.

                  (6)      ADDITIONAL LETTER OF CREDIT

                  If Landlord is required to provide any funds or Landlord Contribution to Tenant on account of any RFO Premises, Landlord shall have the right to require, as a condition to the exercise of Tenant's right to lease such RFO Premises, the delivery of an additional letter of credit, with a Letter of Credit Amount in the same proportion to the Total Rentable Area of such RFO Premises as the Letter of Credit Amount provided by Tenant in connection with the initially demised premises to the Total Rentable Area of the premises.

                  (7)      TERMINATION OPTION

                  Tenant shall have no right to terminate its lease of the RFO Premises pursuant to Paragraph 1 hereof.

                  (8)      OTHER INCONSISTENT PROVISIONS

         Any other provisions of the Lease that are inconsistent with the demise of Expansion Area contemplated hereby shall not apply thereto.

         D.       EXECUTION OF LEASE AMENDMENTS

                  Notwithstanding the fact that Tenant's exercise of the above-described option to lease any RFO Premises shall be self-executing, as aforesaid, the parties hereby agree promptly to execute a lease amendment reflecting the addition of an RFO Premises, except that the Yearly Rent payable in respect of such RFO Premises, Operating Costs in the Base Year in respect of such RFO Premises, and Tax Base may not be as set forth in such amendment. At the time that such Yearly Rent, Operating Costs in the Base Year, and Tax Base are determined, the parties shall execute a written agreement confirming the same. The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant's exercise of the herein option to lease the RFO Premises, unless otherwise specifically provided in such lease amendment.

6.       TENANT'S SECURITY

         A. Tenant acknowledges that Landlord is unwilling to execute the Lease unless Tenant provides Landlord with security for Tenant's obligations under the Lease. Therefore, Tenant shall deliver to Landlord, on the date that Tenant executes and delivers


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the Lease to Landlord, an Irrevocable Standby Letter of Credit (the "Original
Letter of Credit") which shall be (1) in the form attached hereto as Exhibit 8,
(2) issued by a bank reasonably acceptable to Landlord upon which presentment may be made in Boston, Massachusetts, (3) equal to the Letter of Credit Amount, as hereinafter defined, (4) for a term of one (1) year, subject to the provisions of Subparagraph C of this Paragraph 2. The Original Letter of Credit and any Replacement Letter(s) of Credit, Substitute Letter(s) of Credit and Additional Letter(s) of Credit are referred to herein collectively and respectively as the "Letter of Credit."

         B. For the purposes hereof, the "Letter of Credit Amount" shall be Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00).

         C. The Letter of Credit shall be automatically renewable in accordance with the second to last grammatical paragraph of Exhibit 8; provided however, that Tenant shall be required to deliver to Landlord a new letter of credit satisfying the conditions set forth in Subparagraph A of this Paragraph 6 ("Substitute Letter of Credit") on or before the date thirty (30) days prior to the expiration of the term of the Letter of Credit then in effect, if the issuer of such Letter of Credit gives notice of its election not to renew such Letter of Credit for any additional period pursuant thereto. Upon written request of Tenant, Landlord shall deliver to the issuer an instruction authorizing the issuing bank to reduce the Letter of Credit Amount in accordance with the schedule set forth herein.

         D. In the event that Tenant is in default, beyond the expiration of any applicable grace periods, of its obligations under this Lease, then the Landlord shall have the right, at any time after such event, to draw down from said Letter of Credit (a) the amount necessary to cure such default, or (b) if such default cannot reasonably be cured by the expenditure of money, to exercise all rights and remedies Landlord may have on account of such default, the amount which, in Landlord's opinion, is necessary to satisfy Tenant's liability in account thereof. In the event of any such draw by the Landlord, Tenant shall, within fifteen (15) business days of written demand therefor, deliver to Landlord an additional Letter of Credit satisfying the foregoing conditions ("Additional Letter of Credit"), except that the amount of such Additional Letter of Credit shall be the amount of such draw. Failure by Tenant timely to deliver to Landlord such Additional Letter of Credit shall be a default not susceptible of cure entitling Landlord to exercise any and all remedies pursuant to Article 21 of the Lease on account thereof.

         E. In the event that Tenant fails timely to deliver to Landlord a Substitute Letter of Credit, then Landlord shall have the right, at any time after such event, without giving any further notice to Tenant, to draw down the Letter of Credit and to hold the proceeds thereof ("Security Proceeds") in a segregated bank account interest bearing in the name of Landlord which may be withdrawn and applied by Landlord under the same circumstances and for the same purposes as if the Security Proceeds were a Letter of Credit. If Landlord draws down the Letter of Credit pursuant to this Subparagraph E, then:



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                  (1) Such draw and Landlord's right to hold the Security
         Proceeds pursuant to this Subparagraph E shall be Landlord's sole remedy based Tenant's failure to timely deliver a Substitute Letter of Credit as required hereunder; and

                  (2) Upon the expiration or prior termination of the term of the Lease, Landlord shall return to Tenant any Security Proceeds then being held by Landlord, to the extent that such Security Proceeds exceed any amounts then due from Tenant to Landlord.

         G. To the extent that Landlord has not previously drawn upon any Letter of Credit, or Security Proceeds (collectively, the "Collateral") held by Landlord, and to the extent that Tenant is not otherwise in default of its obligations under the Lease as of the Termination Date, Landlord shall return such Collateral to Tenant at the expiration of the term of the Lease, as the same may be extended.






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                                    EXHIBIT 8

BENEFICIARY:                                             ISSUANCE DATE:
                                                         ________________, 199__
[Landlord's Name]
c/o THE BEACON COMPANIES                                 IRREVOCABLE STANDBY
50 ROWES WHARF                                           LETTER OF CREDIT NO.
BOSTON, MA  02110

ACCOUNTEE/APPLICANT:
         MAXIMUM/AGGREGATE
                                                         CREDIT AMOUNT:______
_________________                                        USD ________________
[TENANT NAME]


GENTLEMEN:


         We hereby establish our irrevocable letter of credit in your favor for account of the applicant up to an aggregate amount not to exceed
____________________ US Dollars ($___________) available by your draft(s) drawn on ourselves at sight accompanied by:

         Your statement, signed by a purportedly authorized officer/official certifying that the Beneficiary is entitled to draw upon this Letter of Credit (in the amount of the draft submitted herewith) pursuant to Paragraph 6 of the Rider to the Lease (the "Lease") dated ________________, 1996 by and between ____________________, as Landlord, and _________________, as Tenant.

         Draft(s) must indicate name and issuing bank and credit number and must be presented at this office.

         You shall have the right to make partial draws against this Letter of Credit, from time to time.

         Except as otherwise expressly stated herein, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce, Publication No. 500.

         This Letter of Credit shall expire at our office on ________________, 199__ (the "Stated Expiration Date"). It is a condition of this Letter of Credit that the Stated Expiration Date shall be deemed automatically extended without amendment for





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successive one (1) year period s from such Stated Expiration Date, unless at least forty-five (45) days prior to such Stated Expiration Date) or any anniversary thereof) we shall notify you and the Accountee/Applicant in writing by registered mail (return receipt) that we elect not to consider this Letter of Credit extended for any such additional one (1) year period. We engage with you that all drafts drawn under and in compliance with the terms of this letter of credit will be duly honored on presentation to us.

                                             Very truly yours,



                                             Authorized Signatory













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